UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K
____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2004

EXPRESS SCRIPTS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20199	43-1420563
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

13900 Riverport Drive, Maryland Heights, MO	63043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-770-1666

No change since last report
(Former Name or Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

                   On December 16, 2004, Express Scripts, Inc. (the “Company”) issued a press release announcing that Barrett Toan, Chairman and Chief Executive Officer of the Company, will retire from his position as Chief Executive Officer, effective as of March 31, 2005. Mr. Toan will continue to serve as Chairman of the Board.

                   George Paz, current President of the Company, will assume the duties of Chief Executive Officer beginning April 1, 2005, in addition to his responsibilities as President and a member of the Board of Directors.  Mr. Paz has been President of the Company since October, 2003, and a member of the Board of Directors since January, 2004. Mr. Paz joined the Company in January, 1998 as Senior Vice President and Chief Financial Offficer.

                    A copy of the Company's Press Release is attached as Exhibit 99.1 hereto.

Item 5.03.      Amendment to Articles of Incorporation or Bylaws.

                    On December 15, 2004, the Board of Directors amended Section 4.6 and Section 4.8 of the Third Amended and Restated Bylaws, to clarify the respective duties and responsibilities of the Chairman of the Board and the Chief Executive Officer. The Company’s Amended and Restated Bylaws are attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.      Exhibits

                           Exhibit 3.1     Third Amended and Restated Bylaws of Express Scripts, Inc.

                           Exhibit 99.1     Press Release dated December 16, 2004

SIGNATURE

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS SCRIPTS, INC.

Date: December 16, 2004	By: /s/ Barrett A. Toan
Barrett A. Toan
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws
99.1	Press Release dated December 16, 2004